EXHIBIT 31.2

CERTIFICATION

I, Matthew W. Appel, certify that:

1.             I have reviewed this Quarterly Report on Form 10-Q of Zale Corporation;

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 28, 2009	By:	/s/ MATTHEW W. APPEL
Matthew W. Appel
Executive Vice President and Chief Financial Officer
(principal financial officer of the registrant)